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                                  EXHIBIT 99.1

                               COMPENSATION TABLE


     The agreements and arrangements as to compensation and sharing of profits, losses and distributions among the General Partners, their Affiliates and the Partnership were not determined by arm's-length negotiations, although the General Partners believe that such agreements and arrangements approximate those which would be arrived at through arm's-length negotiations. See "Conflicts of Interest." The following table discloses all compensation which may be received from the Partnership, directly or indirectly, by the General Partners and their Affiliates.


                                                                  ESTIMATED
                                                                 MINIMUM AND
     TYPE OF                                                    MAXIMUM DOLLAR
   COMPENSATION            COMPENSATION                            AMOUNT
   ------------            ------------                            ------


Offering Stage
--------------

Non-Accountable Expense    An amount equal to 2%               Actual amount depends on
Allowance (payable to the  of Gross Proceeds.                  number of Units sold.
General Partners and/or                                        Minimum: $40,000
their Affiliates)                                              (assuming sale of
                                                               Minimum Number of
                                                               Units); Maximum:
                                                               $600,000 (assuming sale
                                                               of Maximum Number of
                                                               Units).

Other Organization and     An amount equal to up to3% of       Actual amount depends on
Offering Expenses          Gross Proceeds, as reimbursement    number of Units sold.
(reimbursable to the       for actual Organization and         Minimum: $60,000
General Partners and/or    Offering Expenses paid by the       (assuming sale of
their Affiliates)          General Partners and their          Minimum Number of
                           Affiliates (excluding selling       Units); Maximum: $900,000
                           commissions and the Non-            (assuming sale of Maximum
                           Accountable Expense Allowance,      Number of Units).
                           but including up to 0.5% of Gross
                           Proceeds as reimbursement for
                           accountable bona fide due
                           diligence expenses of
                           Participating Dealers and
                           their registered representatives)
                           in an amount equal to up to 3%
                           of Gross Proceeds less amounts
                           paid by the Partnership.


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
Selling Commissions        An amount equal to 8% per           Actual amount depends
-------------------        Unit, subject to reduction          on number of Units sold:
                           for volume discounts.  In           Minimum: $180,000
                           addition, an additional 1%          (assuming sale of
                           selling commission will be          Minimum Number of
                           paid until the Minimum              Units); Maximum:
                           Number of Units is sold.            $2,420,000 (assuming
                           Such additional 1% selling          sale of Maximum
                           commission will be paid by          Number of Units).
                           the General Partners out of
                           the Non-Accountable
                           Expense Allowance.  In no
                           event will selling
                           commissions, the Non-
                           Accountable Expense
                           Allowance, and
                           Organizational and
                           Offering Expenses exceed
                           in the aggregate, 13% of
                           Gross Proceeds.

Acquisition Stage:
------------------

Acquisition Fees and       An amount equal to the              Actual amount depends on
Expenses (payable to the   lesser of: (I) 4.00% of             number of Units sold,
General Partners or an     Gross Proceeds plus an              indebtedness incurred and
Affiliate)                 additional .0677% for each          Acquisition Expenses.
                           1% of indebtedness                  Minimum: $80,000
                           incurred in acquiring               (assuming sale of
                           Properties and/or                   Minimum Number of
                           Equipment (such additional          Units); Maximum:
                           .0677% fee to be paid out           $1,200,000 (assuming sale
                           of the proceeds from such           of Maximum Number of
                           indebtedness, and such              Units) (in each case not
                           indebtedness to be limited          including the additional
                           to an amount equal to 35%           .0677% fee paid from
                           of the sum of Gross                 loan proceeds and before
                           Proceeds and the aggregate          reduction for payment of

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

                           amount of Partnership               Acquisition Expenses).
                           indebtedness secured by
                           Partnership Assets), but in
                           no event will Acquisition
                           Fees exceed 5% of the
                           aggregate Purchase Prices
                           of Properties and
                           Equipment; or (ii)
                           compensation customarily
                           charged in arm's-length
                           transactions by others
                           rendering similar services
                           as an on-going activity in
                           the same geographical
                           location and for comparable
                           property and/or equipment.
                           The general Partners have
                           agreed to pay all
                           Acquisition Expenses out of
                           amounts received by them
                           as payment for Acquisition
                           Fees.  The Partnership will
                           commit not less than 83%
                           of Gross Proceeds to
                           Investments in Assets.  The
                           Partnership will also pay the
                           Debt Fee (.0677% for each
                           1% of indebtedness
                           (calculated as the aggregate
                           amount of Partnership
                           indebtedness secured by
                           Partnership Assets as a
                           percentage of the aggregate
                           Purchase Prices of such
                           Assets)) to the General
                           Partners or their Affiliates,
                           but such fee shall be paid
                           out of the proceeds received
                           from such indebtedness (as
                           opposed to out of Gross
                           proceeds).  However, the
                           Acquisition Fees (which
                           include the Debt Fee) may
                           not exceed 5% of the
                           aggregate Purchase Prices
                           of Properties and/or

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
                           Equipment and the Acquisition
                           Fees payable to the General
                           Partners or their Affiliates
                           will be reduced if and to the
                           extent required to comply with
                           the foregoing requirement.

                           Lessees will generally be
                           required to pay Affiliates of
                           the General Partners for
                           certain costs incurred in
                           connection with lease
                           transactions, including commitment
                           fees and construction fees
                           which typically approximate
                           1% to2% of the transaction
                           amount.  Although such
                           costs are not paid by the
                           Partnership, they will be
                           included in the limitations
                           on Front-End Fees.

Operational Stage:
------------------

Subordinated Asset         Subordinated asset                  Actual amount depends on
Management Fee (payable    management fee for                  results of operations and
to General Partners or an  managing Properties and             therefore, cannot be
Affiliate)                 Equipment subject to "triple        determined at the present
                           net" and "double net" leases        time.
                           not to exceed the lesser of:

                           (i) fees which are
                           competitive for similar
                           services in the geographical
                           location where the
                           Properties and/or
                           Equipment are located; or
                           (ii) 1% of the gross rental
                           revenues derived from
                           Partnership Properties
                           and/or Equipment.
                           Payment of such fees shall
                           be subordinated to receipt
                           by the Limited Partners of
                           their 10% Current Preferred

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
                             Return.  In the event of a
                             default under a Triple Net
                             Lease or Double Net Lease
                             which required the
                             partnership to assume
                             operations of a Property
                             and/or Equipment, such
                             operation will be managed
                             by an Affiliate of the
                             General Partners.  In such
                             event, provided the Affiliate
                             is responsible for providing
                             leasing services for such
                             Property or Equipment, the
                             Affiliate would be entitled
                             to an unsubordinated
                             management fee equal to
                             3% of gross revenues
                             generated by the Property
                             and/or Equipment plus
                             reimbursement for on-site
                             expenses.

Interest in Profits, Losses  The Limited Partners will      Actual amount depends on
and Cash Flow (payable to    receive 99% and the            results of operations and,
the General Partners)        General Partners will          therefore, cannot be
                             receive 1% of Cash Flow;       determined at the present
                             provided, however, that the    time.(1)
                             General Partners' 1% of
                             Cash Flow shall be
                             subordinated to receipt by
                             the Limited Partners of their
                             10% Current Preferred
                             Return.  Profits and losses
                             from operations are
                             allocated in accordance
                             with the ratio of
                             distributions of Cash Flow
                             attributable to such year,
                             although in no event will
                             the General Partners be
                             allocated less than 1% of
                             profits and losses in any
                             year.

Reimbursable Expenses        Certain expenses incurred      Actual amounts cannot be
(payable to the General      by the General Partners and    determined at the present
Partners and their           their Affiliates will be       time.(2)(3)
Affiliates)                  reimbursed by the
                             Partnership.
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
Liquidation Stage:
------------------

Interest in Net Sale or      Limited Partners will          Actual amounts to be
Refinancing Proceeds         receive 90% and the            received depend upon the
(payable to General          General Partners will          sale price of Partnership
Partners)                    receive 10% of the Net Sale    Properties and Equipment
                             or Refinancing Proceeds;       and therefore, cannot be
                             provided, however, that the    determined at the present
                             General Partners' 10% of       time.(1)
                             Net Sale or Refinancing
                             Proceeds shall be
                             subordinated to receipt by
                             the Limited Partners of
                             aggregate distributions from
                             all sources equal to the sum
                             of the 10.5% Performance
                             Preferred Return and 100%
                             of their Original
                             Contributions.

Real Estate Liquidation      The lesser of: (I) 3% of       Actual amounts to be
Fees (payable to an          the sale price of the          received depend upon the
Affiliate)                   Property; or (ii) 50% of       sale price of Partnership
                             the real estate commission     Properties and, therefore,
                             customarily charged for        cannot be determined at the
                             similar services in the        present time.
                             locale of the Property
                             being sold, provided
                             however that payment of
                             said Liquidation Fee shall
                             be subordinated to receipt
                             by the Limited Partners of
                             aggregate distributions
                             from all sources equal to
                             the sum of the 10.5%
                             Performance Preferred
                             Return and 100% of their
                             Original Contributions.

Equipment Liquidation        Fees for the resale of         Actual amounts depend on
Fee (payable to an           Equipment equal to the         sale price of Partnership
Affiliate)                   lesser of (I) 3% of the sale   Equipment and, therefore,
                             price of Equipment; or (ii)    cannot be determined at the
                             Fees customarily charged       present time.
                             for similar services in the
                             locale of the Equipment
                             being sold.
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---------------------


        (1) The Current Preferred Return is defined as aggregate distributions of Cash Flow equal to a cumulative, non-compounded 10% per annum return on Limited Partners' Adjusted Investment. The Performance Preferred
Return is defined as aggregate distributions of Cash Flow and Net Sale or Refinancing Proceeds equal to a cumulative, non-compounded 10.5% per annum return on the Limited Partners' Adjusted Investment.

        (2)     (a)     The General Partners also will receive reimbursement
for: (I) the actual cost to the General Partners or their Affiliates of goods and materials used for and by the Partnership if obtained from unaffiliated parties; and (ii) "Administrative Services" (as hereinafter defined) necessary for the prudent operation of the partnership.  The amounts charged to the
Partnership for services performed pursuant to clause (ii) above will not exceed the lesser of: (i) the actual cost of such services; or (2) 90% of the amount which the Partnership would be required to pay to unaffiliated parties for comparable services.  The Partnership's annual report to the Limited Partners, will include an itemized breakdown of the services performed and the amount reimbursed to the General Partners or their Affiliates pursuant to clause (ii)
above, which information shall be verified by the independent public accountants retained by the Partnership.  "Administrative Services" include services such as typing, record keeping, preparation and dissemination of Partnership reports, preparation and maintenance of records regarding Limited Partners, preparation and dissemination of responses to investor inquiries and other communications with investors and any other record keeping required for Partnership purposes.
However, in no event shall the General Partners be entitled to collect any fees not requested within one year of the date they were earned.

                (b) In extraordinary circumstances, the General Partners and their Affiliates may provide other goods and services to the Partnership if all of the following criteria are met: (i) the goods or services must be necessary to the prudent operation of the Partnership and provision therefore must be set forth in a written contract which may only be modified in any material respect by the vote of a majority in interest of Limited Partners and shall be terminable upon 60 days notice; (ii) the compensation, price or fee must be equal to the lesser of (A) 90% of the compensation, price or fee the Partnership would be required to pay to unaffiliated parties who are rendering comparable services or selling or leasing compensation, price, or fee charged by the General Partners or their Affiliates for rendering comparable services or selling or leasing comparable goods on a competitive terms; or (iii) if at least
95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing


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comparable goods on competitive terms in the same geographic location.  In addition, any such payment will be subject to the further limitation described in paragraph (c) below. Extraordinary circumstances shall be presumed only when in the good faith belief of the General Partners there is an emergency situation requiring immediate action by the General Partners or their Affiliates and the goods or services are not immediately available from unaffiliated parties.
Services which may be performed in such extraordinary circumstances include emergency maintenance of Partnership assets, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action. Notwithstanding the foregoing, the General Partners and their Affiliates also may be reimbursed for actual expenses incurred when extraordinary on site action is required.

                (c)     No reimbursement will be permitted to the General
Partners or their Affiliates for items such as rent, depreciation, utilities, capital equipment and other administrative items; and the salaries, fringe benefits, travel expenses and other administrative items allocated to any controlling persons of the General Partners, their Affiliates or any other supervisory personnel. Permitted reimbursements include salaries and related salary expenses for personnel, other than controlling persons, which could be performed directly for the Partnership by unaffiliated parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons, for purposes of this section, include, but are not limited to, persons, irrespective of their title who perform functions for the General Partners similar to those of: (1) chairman or member of the board of directors; (2) president; (3) executive vice president; or (4) those entities or individuals holding 5% or more of the stock of the Managing General Partner or (5) a person having the power to direct or cause the direction of the Managing General
Partner, whether through ownership of voting securities, by contract or otherwise. The General Partners believe that the employees of the General
Partners, their Affiliates and controlling persons who will perform services for the Partnership for which reimbursement is allowed pursuant to clause (b)(iii) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

        (3) The General Partners will not be compensated by the Partnership for services other than those which have been disclosed in this Compensation
Table. In addition, the General Partners shall not be entitled to collect any fees or reimbursements not requested within one year of the date they were earned.







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